         Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

DATED AS OF OCTOBER 22, 2009

BY AND BETWEEN

PHOTOMEDEX, INC.

AND

THE PURCHASER LISTED ON
THE SIGNATURE PAGE HERETO

Table of Contents

1.	Authorization of Sale of the Shares	1
2.	Agreement to Sell and Purchase the Shares	1
3.	Delivery of the Shares at the Closings	3
4.	Conditions to the Closings	3
5.	Representations and Warranties of the Company	5
6.	Representations and Warranties of the Purchaser	12
7.	Survival of Representations, Warranties and Covenants	12
8.	Registration of the Shares; Compliance with the Securities Act	12
9.	Preparation of Proxy Statement; Company Stockholders Meeting	13
10.	Fees	15
11.	Notices	15
12.	Changes	16
13.	Headings	16
14.	Severability	16
15.	Governing Law	16
16.	Counterparts	16
17.	Entire Agreement	16
18.	Assignment	16
19.	Further Assurances	16
20.	Independent Nature of Purchaser’s Obligations and Rights	16
Appendix I: Stock Certificate Questionnaire		19
Appendix II: Accredited Investor Questionnaire		20

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of the 22nd day of October 2009, by and between PhotoMedex, Inc., a Delaware corporation (the “Company”), and the purchaser whose name and address is set forth on the signature page hereto (the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, shares (the “Purchased Shares”) of the Company’s Common Stock, par value $0.01 per share (“Common Stock”).

NOW, THEREFORE, IN CONSIDERATION of the foregoing and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

1)  Authorization of Sale of the Shares.

    a)  Subject to the terms and conditions of this Agreement, the Company has authorized the issuance and sale of up to an aggregate of 9,100,000 shares (the “Shares”) of Common Stock, which issuance and sale shall be effected in two tranches (the “Offering”).  The Company reserves the right to increase or decrease the number of Shares sold in the Offering.

    b)  The Shares to be issued and sold to the Purchaser at the First Tranche Closing (as defined in Section 3(a) hereof) are sometimes referred to herein as the “First Tranche Shares.”  The Shares to be issued and sold to the Purchaser at the Second Tranche Closing (as defined in Section 3(b) hereof) are sometimes referred to herein as the “Second Tranche Shares.”

2)  Agreement to Sell and Purchase the Shares.

    a)  Purchase and Sale of Shares.  At each of the First Tranche Closing and the Second Tranche Closing, the Company will issue and sell to the Purchaser, and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, that number of First Tranche Shares, if any, and Second Tranche Shares, if any, as is set forth below at the purchase price set forth below:

	Number of Shares to be Purchased	Price Per Share in Dollars	Aggregate Price

First Tranche Shares	_______	$0.65	$______

Second Tranche Shares	_______	$0.65	$______

For the purposes of clarity, if the Purchaser is not obligated to purchase any First Tranche Shares or Second Tranche Shares (as indicated in the table above), then the provisions of this Agreement relating to the First Tranche Shares and the First Tranche Closing or the Second Tranche Shares and the Second Tranche Closing, as applicable, shall not be applicable to the Purchaser.

    b)  Other Purchasers; Agreements.  The Company proposes to enter into securities purchase agreements substantially similar to this Agreement with certain other investors concurrently herewith (each, an “Other Purchaser” and collectively, the “Other Purchasers”) and expects to complete sales of the Shares to them concurrently with the Closings (as defined in Section 3(b) hereof).  The Purchaser and the Other Purchasers are sometimes collectively referred to herein as the “Purchasers,” and this Agreement and the purchase agreements executed by the Other Purchasers are sometimes collectively referred herein to as the “Agreements.”

    c)  Perseus Right of First Refusal.  Notwithstanding contained herein to the contrary,

        i)  the number of First Tranche Shares to be purchased by the Purchaser at the First Tranche Closing or the number of Second Tranche Shares to be purchased by the Purchaser at the Second Tranche Closing, as applicable, shall be reduced to the extent that Perseus Partners VII, L.P. (“Perseus”) exercises its right of first refusal to purchase its pro rata share of the Shares to be issued at such Closing pursuant to Section 5.24 of the Securities Purchase Agreement, dated as of August 4, 2008, by and between the Company and Perseus, as amended (the “Perseus Securities Purchase Agreement”) as follows:

First Tranche Closing Cutback:  Cutback Number of First Tranche Shares = First Tranche Shares * (1-(Shares to be purchased by Perseus at the First Tranche Closing/Aggregate number of Shares to be sold by the Company at the First Tranche Closing))

Second Tranche Closing Cutback:  Cutback Number of Second Tranche Shares = Second Tranche Shares * (1-(Shares to be purchased by Perseus at the Second Tranche Closing/Aggregate number of Shares to be sold by the Company at the Second Tranche Closing))

The number of shares as determined by the formula above shall be referred to for all purposes of this Agreement as the “First Tranche Shares” or the “Second Tranche Shares,” as applicable.

       ii)  this Agreement shall automatically terminate and be of no further force or effect, without any action on the part of the Company or the Purchaser, immediately upon Perseus providing irrevocable notice to the Company that it is exercising its right of first refusal to purchase all, but not less than all, of the Shares pursuant to Section 5.12 of the Perseus Securities Purchase Agreement.

The Company notes that the period of ten (10) business days in which Perseus had to exercise either of its rights of first refusal has expired, and Perseus did not amend its earlier indication that it would not exercise either of its rights of first refusal.

    d)  Purpose; Use of Proceeds.  The purpose of the Offering is to raise sufficient equity capital in order to enable the Company to remain solvent and continue as a going concern.  The Company will use the proceeds from the sale of the Shares in the Offering to pay down outstanding accounts payable to vendors and service providers, to meet near-term debt service requirements, to redirect and refocus its business plan, and otherwise to apply to general working capital purposes.

3)  Delivery of the Shares at the Closings.

    a)  First Tranche Closing.  The completion of the purchase and sale of the First Tranche Shares (the “First Tranche Closing”) shall occur at the offices of Morgan, Lewis & Bockius LLP, Philadelphia, PA 19103, on the second business day following the satisfaction or waiver of the conditions to the First Tranche Closing set forth in Section 4(a) and Section 4(b), or on such later date or at such different location as the parties hereto shall agree in writing (the “First Tranche Closing Date”).

    b)  Second Tranche Closing.  The completion of the purchase and sale of the Second Tranche Shares (the “Second Tranche Closing” and, together with the First Tranche Closing, the “Closings”) shall occur at the offices of Morgan, Lewis & Bockius LLP, Philadelphia, PA 19103, on the second business day following the satisfaction or waiver of the conditions to the Second Tranche Closing set forth in Section 4(a) and Section 4(b), or on such later date or at such different location as the parties hereto shall agree in writing (the “Second Tranche Closing Date” and, together with the First Tranche Closing Date, the “Closing Dates”).

    c)  Transactions to be Effected at the Closings.  At each of the Closings, the Company shall deliver to the Purchaser one or more stock certificates registered in the name of the Purchaser therein, or, if so indicated on the Stock Certificate Questionnaire attached hereto as Appendix I (the “Purchaser Questionnaire”), in such nominee name(s) as designated by the Purchaser, representing the number of the First Tranche Shares, in the case of the First Tranche Closing, and the Second Tranche Shares, in the case of the Second Tranche Closing, set forth in Article 2 hereof bearing an appropriate legend referencing that such Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) as provided in Section 6(f).

4)  Conditions to the Closings.

    a)  Conditions Precedent to Obligations of the Company.

        i)  Conditions Precedent to Each of the Closings.  The Company’s obligation to complete the sale of the Shares and to deliver the stock certificates evidenced thereby to the Purchaser at each of the First Tranche Closing and the Second Tranche Closing shall be subject to the following conditions, any one or more of which may be waived by the Company:

           (1)  receipt by the Company of same-day funds in the full amount of the purchase price for the First Tranche Shares, in the case of the First Tranche Closing, or the Second Tranche Shares, in the case of the Second Tranche Closing, being purchased hereunder;

           (2)  each of the representations and warranties of the Purchaser made herein shall be accurate in all material respects (except for such representations and warranties which already have been qualified as to materiality, which shall be true and correct in all respects) as of the date of this Agreement and as of the First Tranche Closing Date or the Second Tranche Closing Date, as the case may be, except any such representations and warranties that expressly relate to a specified date, in which case, as of such specified date;

           (3)  the fulfillment in all material respects of those undertakings of the Purchaser to be fulfilled prior to the First Tranche Closing Date or the Second Tranche Closing Date, as the case may be;

           (4)  no proceeding challenging this Agreement or any of the Agreements with any of the Other Purchasers or the transactions contemplated hereby or thereby or seeking to prohibit, alter, prevent or materially delay either of the Closings shall have been instituted or shall be pending before any court, arbitrator or governmental body, agency or official;

           (5)  the sale of the First Tranche Shares, in the case of the First Tranche Closing, and the Second Tranche Shares, in the case of the Second Tranche Closing, shall not be prohibited by any law or governmental order or regulation; and

           (6)  the Purchaser shall have completed and delivered to the Company, or caused to be completed and delivered, the Accredited Investor Questionnaire attached hereto as Appendix II (the “Accredited Investor Questionnaire”).

       ii)  Condition Precedent to the First Tranche Closing.  The Company’s obligation to complete the sale of the First Tranche Shares and to deliver the stock certificates evidenced thereby to the Purchaser at the First Tranche Closing shall be subject to the following conditions, any of which may be waived by the Company: (A) the receipt by the Company of an exemption pursuant to NASDAQ Listing Rule 5635(f) from the stockholder approval requirements of NASDAQ Listing Rule 5635 with respect to the sale of the First Tranche Shares at the First Tranche Closing (the “NASDAQ Approval Exemption”), (B) ten calendar days shall have passed after the Company both made the public announcement and mailed the stockholder letter, each regarding the Offering and the receipt by the Company of the NASDAQ Approval Exemption as required by NASDAQ Listing Rule 5635(f) and (C) the expiration of the ten business day acceptance/agreement periods referred to in Sections 5.12(b) and 5.24(b) of the Perseus Securities Purchase Agreement.

      iii)  Condition Precedent to the Second Tranche Closing.  The Company’s obligation to complete the sale of the Second Tranche Shares and to deliver the stock certificates evidenced thereby to the Purchaser at the Second Tranche Closing shall be subject to the Company obtaining the Stockholder Approval (as defined in Section 9(c) hereof) at the Company Stockholders Meeting (as defined in Section 9(b) hereof).  The condition set forth in this Section 4(a)(iii) may be waived by the Company.

    b)  Conditions Precedent to Obligations of the Purchaser.  The Purchaser’s obligation to accept delivery of the stock certificates described in Section 3(c) hereof and to pay for the Shares evidenced thereby at each of the First Tranche Closing and the Second Tranche Closing shall be subject to the following conditions, any one or more of which may be waived by the Purchaser:

           (1)  each of the representations and warranties of the Company made herein shall be accurate in all material respects (except for such representations and warranties which already have been qualified as to materiality, which shall be true and correct in all respects) as of the date of this Agreement and as of the First Tranche Closing Date or the Second Tranche Closing Date, as the case may be, except any such representations and warranties that expressly relate to a specified date, in which case, as of such specified date;

           (2)  the fulfillment in all material respects of those undertakings of the Company to be fulfilled prior to the First Tranche Closing Date or the Second Tranche Closing Date, as the case may be;

           (3)  the delivery to the Purchaser of a certificate executed by the chief executive officer of the Company, dated as of the First Tranche Closing Date or the Second Tranche Closing Date, as the case may be, to the effect that the representations and warranties of the Company set forth in Article 5 hereof are true and correct in all material respects (except for such representations and warranties which already have been qualified as to materiality, which shall be true and correct in all respects) as of the date of this Agreement and as of the First Tranche Closing Date or the Second Tranche Closing Date, as the case may be, except any such representations and warranties that expressly relate to a specified date, in which case, as of such specified date, (except for such changes or modifications as are specified therein) and that the Company has, in all material respects, complied with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to the First Tranche Closing Date or the Second Tranche Closing Date, as the case may be;

           (4)  no proceeding challenging this Agreement or any of the Agreements with any of the Other Purchasers or the transactions contemplated hereby or thereby or seeking to prohibit, alter, prevent or materially delay the either of the Closings shall have been instituted or shall be pending before any court, arbitrator or governmental body, agency or official;

           (5)  the sale of Shares shall not be prohibited by any applicable law or governmental order or regulation; and

           (6)  the Common Stock shall be listed for trading or quoted on an Eligible Market and the Purchased Shares duly approved for listing or quotation thereon.  For the purposes of this Section 4(b)(6), “Eligible Market” shall mean (A) the Nasdaq Global Select Market, (B) the Nasdaq Global Market, (C) The Nasdaq Capital Market, (D) the New York Stock Exchange, Inc., (E) the American Stock Exchange or (F) the OTC Bulletin Board.

5)  Representations and Warranties of the Company.  The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

    a)  Organization and Qualification.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not reasonably be expected to have a Material Adverse Effect (as defined below).  For purposes of this Agreement, the term “Material Adverse Effect” shall mean a material adverse effect upon the business, financial condition, properties or results of operations of the Company and its Subsidiaries, taken as a whole.

    b)  Authorized Capital Stock.  As of the date hereof, (i) the authorized capital stock of the Company consists of 21,428,572 shares of Common Stock of which 9,033,175 shares are issued and outstanding, (ii) there are outstanding options granted pursuant to the Company’s stock option plans to purchase a total of 954,344 shares of Common Stock, (iii) there are available for issuance under the Company’s stock option and purchase plans a total of 338,591 shares of Common Stock, as to which all but 25,000 shares have suspended from issuance unless and until the stockholders of the Company authorize an increase in the Company’s shares of authorized common stock, (iv) there are outstanding warrants to purchase 1,524,461 shares of Common Stock, and (v) there are outstanding convertible promissory notes convertible into 3,626,838 shares of Common Stock.  The issued and outstanding shares of the Company’s Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform in all material respects to the description thereof contained in the Securities Filings (as defined in Section 5(f) hereof).  Except as disclosed in the Securities Filings (as defined below) and except for Shares issuable under other Agreements, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations.  The description of the Company’s stock, stock bonus and other stock plans or arrangements and the options or other rights granted and exercised thereunder set forth in the Securities Filings accurately and fairly presents all material information with respect to such plans, arrangements, options and rights, as of the dates for which such information is given, that is required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder to be so described.  With respect to each subsidiary of the Company (each a “Subsidiary” and collectively, “Subsidiaries”), (x) all the issued and outstanding shares of such Subsidiary’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with applicable law, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and (y) there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of such Subsidiary’s capital stock or any such options, rights, convertible securities or obligations.

    c)  Issuance, Sale and Delivery of the Shares.  The Shares, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and shall be free and clear of all encumbrances and restrictions except for restrictions on transfer set forth in this Agreement or imposed by applicable federal and state securities laws.  No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement.  Except for the Stockholder Approval, no further approval or authority of the stockholders of the Company or the Board of Directors of the Company (the “Board”) will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein.

    d)  Due Execution, Delivery and Performance of this Agreement.  The Company has all requisite corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby.  This Agreement has been duly authorized, executed and delivered by the Company.  The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated herein will not (i) violate any provision of the certificate of incorporation or bylaws of the Company or its Subsidiaries, (ii) to the Company’s knowledge, conflict with or result in a violation of any statute or any judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or its Subsidiaries or any of their respective properties, except for any conflict or violation that would not reasonably be expected to have a Material Adverse Effect, or (iii) to the Company’s knowledge, result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company or its Subsidiaries pursuant to the terms or provisions of, or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of any agreement, mortgage, deed of trust, lease, franchise, license indenture, permit or other instrument to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries or any of their respective properties may be bound or affected, except, in each case, for any lien, charge, security interest, encumbrance, conflict, breach, violation or default that would not reasonably be expected to have a Material Adverse Effect.  No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement by the Company or the consummation of the transactions contemplated by this Agreement, except for compliance with, and making the applicable filings under, the blue sky laws and federal securities laws applicable to the private placement of the Shares and the receipt of the NASDAQ Approval Exemption.  Upon the execution and delivery of this Agreement, and assuming the valid execution thereof by the Purchaser, this Agreement will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification provisions in Section 8(f) hereof may be limited by federal or state securities laws or the public policy underlying such laws.

    e)  Securities Filings.

        i)  The information contained in the following documents did not, as of the date of the applicable document, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, as of their respective filing dates or, if amended, as so amended (the following documents, collectively, the “Securities Filings”):

           (1)  the Company’s Annual Report on Form 10-K for the year ended December 31, 2008;

           (2)  the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009;

           (3)  the Company’s Current Reports on Form 8-K filed with the SEC on January 26, 2009, February 27, 2009, March 5, 2009, March 20, 2009 (but only the information set forth in Item 5.02 thereof), April 14, 2009 (but only the information set forth in Item 5.02 thereof), April 18, 2009, July 7, 2009 and August 12, 2009;

           (4)  the Company’s Amended Current Reports on Form 8-K, both filed with the SEC on May 14, 2009; and

           (5)  Any future filings the Company makes with the Securities and Exchange Commission (the “Commission”) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the Closings.

       ii)  In furtherance and not in limitation of the provisions of Section 5(f)(i) hereof, the financial statements of the Company and the related notes contained in or incorporated by reference into the Securities Filings present fairly in all material respects, in accordance with generally accepted accounting principles, the financial position of the Company as of the dates indicated, and the results of their operations, cash flows, and the changes in stockholders’ equity for the periods therein specified, subject, in the case of unaudited financial statements for interim periods, to normal year-end audit adjustments and the absence of full footnote disclosure as required by generally accepted accounting principles.  Such financial statements (including the related notes) have been prepared in all material respects in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, subject, in the case of unaudited financial statements from interim periods, to normal year-end adjustments, and except as otherwise described therein and except that unaudited financial statements may not contain all footnotes required by generally accepted accounting principles.

    f)  Private Placement.  Assuming (i) the accuracy of the representations and warranties of the Purchaser set forth in Article 6 hereof, and (ii) the accuracy of the information provided in the Accredited Investor Questionnaire submitted by each of the Purchasers, the offer and sale of the Shares to the Purchasers as contemplated hereby is exempt from the registration requirements of the Securities Act.

6)  Representations, Warranties and Covenants of the Purchaser.

    a)  Purchaser Status.  The Purchaser represents and warrants to, and covenants with, the Company that (i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and comparable entities, and has had the opportunity to request, receive, review and consider all information it deems relevant in making an informed decision to purchase the Shares, (ii) the Purchaser is acquiring the aggregate number of Shares set forth in Article 2 hereof in the ordinary course of its business and for its own account and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares, (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, nor will the Purchaser engage in, or permit any party on behalf of the Purchaser or for the benefit of the Purchaser to engage in, any short sale that results, or may result, in a disposition of any of the Shares by the Purchaser, except in compliance with the Securities Act and the rules and regulations promulgated thereunder (the “Rules and Regulations”) and any applicable state securities laws, nor will the Purchaser, prior to public announcement of the issuance or proposed issuance of Shares pursuant to the Agreements, engage in, or permit any party on behalf of the Purchaser or for the benefit of the Purchaser to engage in, any structured asset monetization and protection strategy “STAMPS,” contingent forward, or other hedging transaction with respect to any of the Shares, (iv) the Purchaser has completed or caused to be completed the Accredited Investor Questionnaire, and the answers thereto are true, correct and complete as of the date hereof and will be true, correct and complete as of the effective date of each of the Closings and the Purchaser will notify the Company immediately of any material change in any such information provided in the Accredited Investor Questionnaire until such time as the Purchaser has sold all of its Shares, (v) the Purchaser has, in connection with its decision to purchase the number of Shares set forth in Article 2 hereof, relied solely upon the Securities Filings and the representations and warranties of the Company contained herein and such Purchaser is not purchasing any of the Shares as a result of any advertisement, notice, article or other communication published in or broadcast over any medium  presented at any seminar or any other general solicitation or general advertisement, (vi) the Purchaser has had an opportunity to discuss this investment with representatives of the Company and ask questions of them, (vii) the Purchaser is and will be at the Closings an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act, (viii) the Purchaser is acting for its own account with regard to the Offering, and with regard to the Company in general, and is not acting together, in concert or in conjunction with any other person or entity, and (ix) the Purchaser is the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act, except that for purposes of this clause (ix), the Purchaser shall be deemed to have “beneficial ownership” of all shares of Common Stock that the Purchaser has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of the number of shares of Common Stock as indicated on the signature page to this Agreement.

    b)  Exemption from the Securities Act.  The Purchaser hereby acknowledges that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

    c)  Confidentiality.  The Purchaser hereby acknowledges that the existence and nature of all conversations and presentations, if any, regarding the Company and this private placement must be kept strictly confidential.  The Purchaser further acknowledges that federal securities laws impose restrictions on trading based on information regarding this private placement.  In addition, the Purchaser hereby acknowledges that unauthorized disclosure of information regarding this private placement may result in a violation of Regulation FD promulgated by the Commission.  This obligation will terminate upon the filing by the Company of a press release or press releases or a Current Report on Form 8-K describing this private placement.  The foregoing agreements shall not apply to any information that is or becomes publicly available through no fault of the Purchaser, or that the Purchaser is legally required to disclose; provided, however, that if the Purchaser is requested or ordered to disclose any such information pursuant to any court or other government order or order of any other applicable regulatory authority having jurisdiction over the Purchaser or any other applicable legal procedure, it shall provide, unless prohibited by applicable law, the Company with prompt notice of any such request or order in time sufficient to enable the Company to seek an appropriate protective order.  The Purchaser acknowledges and agrees that the Company continues to have the right to disclose information regarding the Purchaser and the Offering (including without limitation, the identity of the Purchaser, the number of Purchased Shares and the other terms and conditions set forth herein) in connection with the Company’s rights and obligations under the Perseus Securities Purchase Agreement.

    d)  Investment Risk.  The Purchaser hereby acknowledges that its investment in the Shares involves a significant degree of risk, including a risk of total loss of the Purchaser’s investment, and, subject to and in reliance upon the correctness, accuracy and completeness of the Company’s representations and warranties in Article 5 hereof, the Purchaser has full cognizance of and understands all of the risks related to the Purchaser’s purchase of the Shares.  The Purchaser understands that the market price of the Common Stock can be volatile and that no representation is being made as to the future value of the Common Stock.  The Purchaser has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and has the ability to bear the economic risks of an investment in the Shares.

    e)  No Governmental Endorsement.  The Purchaser further represents and warrants to the Company that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

    f)  Legend.  The Purchaser hereby acknowledges that the Shares will bear a restrictive legend in substantially the following form:

“The Shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction. The Shares may not be offered, sold, pledged or otherwise transferred except (i) pursuant to an exemption from registration under the Securities Act, or (ii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with all applicable securities laws of the states and other jurisdictions, and in the case of a transaction exempt from registration, unless the Company has received an opinion of counsel reasonably satisfactory to it that such transaction does not require registration under the Securities Act and such other applicable laws.”

    g)  Principal Offices.  As applicable, the Purchaser’s principal executive offices are in the jurisdiction set forth immediately below the Purchaser’s name on the signature pages hereto.

    h)  Organization; Authority.  As applicable, the Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the making and performance of this Agreement by the Purchaser and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Purchaser or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party, or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Purchaser, (iii) no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required on the part of the Purchaser for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, (iv) upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except to the extent enforcement of the indemnification provisions, set forth in Section 8(f) hereof, may be limited by federal or state securities laws or the public policy underlying such laws, and (v) there is not in effect any order enjoining or restraining the Purchaser from entering into or engaging in any of the transactions contemplated by this Agreement.

    i)  Compliance.  The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser is in compliance with Executive Order 13224 and the regulations administered by the U.S. Department of the Treasury (“Treasury”) Office of Foreign Assets Control, (ii) the Purchaser, its parents, subsidiaries, affiliated companies, officers, directors and partners, and to the Purchaser’s knowledge, its shareholders, owners, employees, and agents, are not on the List of Specially Designated Nationals and Blocked Persons maintained by Treasury and have not been designated by Treasury as a financial institution of primary money laundering concern, (iii) to the Purchaser’s knowledge after reasonable investigation, all of the funds to be used to acquire the Shares are derived from legitimate sources and are not the product of illegal activities, and (iv) the Purchaser is in compliance with all other applicable U.S. anti-money laundering laws and regulations and has implemented, if applicable, an anti-money laundering compliance program in accordance with the requirements of the Bank Secrecy Act, as amended by the USA PATRIOT Act, Pub. L. 107-56.

    j)  Provision of Information.  The Purchaser covenants and agrees that, upon the Company’s request, the Purchaser shall provide the Company with such information regarding its ownership of the Shares as shall be reasonably required for the timely preparation and filing of information and documents to be filed under the Securities Act or the Exchange Act, as the case may be (including, without limitation, the Proxy Statement (as defined in Section 9(a)), and hereby agrees that, notwithstanding anything herein to the contrary, the Company shall not be required to register any of the Purchaser’s Shares under Article 8 hereof if such information is not provided to the Company within 5 business days of request by the Company.

7)  Survival of Representations, Warranties and Covenants.  Notwithstanding any investigation made by any party to this Agreement, all representations and warranties made by the Company and the Purchaser herein and in the certificates for the Shares delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor.

8)  Piggy-Back Registration Rights.

    a)  Notice of Registration.  If at any time or from time to time, the Company shall determine to register any of its capital stock, whether or not for its own account, other than any registration relating to employee benefit plans or a registration effected on Form S-4 with respect to the issuance of shares of Common Stock to the holders of capital stock of an acquisition target, the Company shall:

        i)  provide to the Purchaser written notice thereof at least 15 business days prior to the filing of the registration statement by the Company in connection with such registration; and

       ii)  include in such registration, and in any underwriting involved therein, all those Purchased Shares specified in a written request by the Purchaser received by the Company within 10 business days after the Company mails the written notice referenced above, subject to the provisions of Section 8(b) below.

    b)  Underwriting.  The right of the Purchaser to registration pursuant to this Article 8 shall be conditioned upon the participation by the Purchaser in the underwriting arrangements specified by the Company in connection with such registration and the inclusion of the Purchased Shares in such underwriting to the extent provided in this Agreement.  The Purchaser shall (together with the Company and the Other Purchasers, as the case may be) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company and take all other actions, and deliver such opinions and certifications, as may be reasonably requested by such managing underwriter.  Notwithstanding any other provision of this Article 8, (1) if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Purchased Shares to be included in such registration prior to reducing the number of shares to be included by the Company, and (2) if the aggregate number of the Shares to be included in such registration by all of the Purchasers would exceed 20% of all of the securities included in such registration, the Company may in its sole discretion limit the aggregate number of Shares included in such registration to not less than 20% of the number of total securities included in such registration.

    c)  Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Article 8 for any reason or no reason in its sole and absolute discretion, whether or not the Purchaser has elected to include Purchased Shares in such registration.

    d)  Limitations.

        i)  Notwithstanding anything to the contrary set forth in this Agreement, in the event that following the exercise of the piggyback right pursuant to this Article 8 and the inclusion in such registration statement of all or part of the Purchased Shares then held by the Purchaser, the Commission informs the Company that such registration statement cannot be filed as a secondary offering on Form S-3 due to the aggregate number of securities to be registered thereunder, the Company, in its sole discretion, shall be permitted to exclude such portion of the Purchaser’s Purchased Shares from such registration statement to the extent necessary to permit the filing of such registration statement on Form S-3.

       ii)  The Company shall be permitted to exclude the Purchaser’s Purchased Shares from a registration statement if such Purchaser fails to timely comply with the Company’s request for information pursuant to Section 6(j) hereof; provided, however, that if the Purchaser provides such information prior to the filing of such registration statement (or prior to the final amendment thereto prior to such registration statement being declared effective) the Company shall use commercially reasonable efforts to include such Purchased Shares in such registration statement.

      iii)  The rights of the Purchaser granted pursuant to this Section 8 shall be subject in all respects to the registration rights granted to Perseus pursuant to that certain Registration Rights Agreement, dated as of February 27, 2009, between the Company and Perseus.

    e)  Expense of Registration.  All registration expenses incurred in connection with the registration and other obligations of the Company pursuant to this Article 8 shall be borne by the Company, and all underwriting discounts and selling commissions incurred in connection with any such registrations shall be borne pro rata by the Purchaser on the basis of the number of Purchased Shares registered.

9)  Preparation of Proxy Statement; Company Stockholders Meeting.

    a)  As soon as is reasonably practicable following the First Tranche Closing Date, the Company shall prepare and file with the Commission a proxy statement relating to the Company Stockholders Meeting (such proxy statement, as amended or supplemented from time to time, the “Proxy Statement”), and the Company shall use its commercially reasonable efforts to respond as promptly as is practicable to any comments of the Commission with respect thereto.  The Company shall use its commercially reasonable efforts to cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as is practicable after filing the Proxy Statement with the Commission.

    b)  As soon as is practicable following the mailing of the Proxy Statement to the Company’s stockholders, the Company shall duly call, convene and hold a meeting of its stockholders for the purpose of seeking the Stockholder Approval (the “Company Stockholders Meeting”).  The Company shall, through the Board, recommend to its stockholders that they provide the Stockholder Approval.  The Board shall use its commercially reasonable efforts to solicit from stockholders of the Company proxies in favor of approval of (i) the Authorized Stock Increase (as defined in Section 9(d) hereof) and (ii) the transactions contemplated by this Agreement and the Agreements with the Other Purchasers to occur at the Second Tranche Closing, and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by applicable federal and state securities laws, the rules and regulations of NASDAQ and the General Corporation Law of the State of Delaware and to effect the Authorized Stock Increase and the transactions contemplated by this Agreement and the Other Agreements to occur at the Second Tranche Closing.

    c)  For purposes of this Agreement, the term “Stockholder Approval” means both (i) the affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Company Stockholders Meeting and entitled to vote in favor of resolutions approving the transactions contemplated by this Agreement and the other Agreements to occur at the Seecond Tranche Closing (including the Company’s issuance of all of the Second Tranche Shares), and (ii) the affirmative vote of a majority of the issued and outstanding shares of Common Stock in favor of resolutions approving the the Authorized Stock Increase, in each case in accordance with applicable federal and state securities laws and the rules and regulations of the NASDAQ Global Market and the General Corporation Law of the State of Delaware.

    d)  For purposes of this Agreement, the term “Authorized Stock Increase” means an increase in the number of shares of Common Stock authorized by the Company’s certificate of incorporation to a number to be reasonably determined by the Board of Directors of the Company.

10)  Termination.

    a)  This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, only as follows:

        i)  at any time before the First Tranche Closing, by the Company, by written notice of termination given by the terminating party to the non-terminating party, in the event that the Company is notified by NASDAQ that it has not been granted the NASDAQ Approval Exemption;

       ii)  automatically pursuant to Section 2(c)(ii);

      iii)  at any time following the Company Stockholders Meeting, by the Company, by written notice of termination given by the terminating party to the non-terminating party, in the event that the Stockholder Approvals are not obtained at the Company Stockholder Meeting; or

       iv)  at any time after December 31, 2009, by the Company or the Purchaser, by written notice of termination given by the terminating party to the non-terminating party, if both of the Closings shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the terminating party.

    b)  If this Agreement is validly terminated pursuant to Section 10(a), this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of the Company or the Purchasers (or any of their respective officers, directors, employees, agents or other representatives or affiliates), except that the provisions of Section 11 through 18, inclusive, shall continue to apply following any such termination.

11)  Broker’s Fee.  Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no brokers or finders entitled to compensation in connection with the sale of the Purchased Shares to the Purchaser.

12)  Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (a) upon delivery to the party to be notified, (b) when actually received by the party for whom it was intended by confirmed facsimile, or (c) one business day after deposit with a nationally recognized overnight carrier, specifying next business day delivery, with written verification of receipt.  All communications shall be sent to the Company and the Purchaser as follows or at such other addresses as the Company or the Purchaser may designate upon 10 calendar days’ advance written notice to the other party:

if to the Company, to:

PhotoMedex, Inc.
147 Keystone Drive
Montgomeryville, PA 18936
Attn:  Chief Executive Officer

with a copy to:

Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
Fax: 215-963-5001
Attn:  Brian C. Miner, Esq.

if to the Purchaser, at its address as set forth at the end of this Agreement.

13)  Changes.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser.  No provision hereunder may be waived other than in a written instrument executed by the waiving party.

14)  Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

15)  Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

16)  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to the conflicts of law principles of such state or any other jurisdiction) and the federal law of the United States of America.

17)  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered (including by facsimile or other electronic transmission) to the other parties.

18)  Entire Agreement.  This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.

19)  Assignment.  Except as otherwise expressly provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective permitted successors, assigns, heirs, executors and administrators. This Agreement and the rights of the Purchaser hereunder may not be assigned by the Purchaser without the prior written consent of the Company, except such consent shall not be required in cases of assignments to affiliates of the Purchaser or by an investment adviser to a fund for which it is the adviser or by or among funds that are under common control, provided that such assignee agrees to be bound by the terms of this Agreement by executing and delivering to the Company an assignment and assumption agreement in the form prescribed by the Company.

20)  Further Assurances.  Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

21)  Independent Nature of Purchaser’s Obligations and Rights.  The obligations of the Purchaser under this Agreement are several and not joint with the obligations of any Other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any Other Purchaser under any Agreements.  Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Agreements and the Company acknowledges that the Purchasers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Agreements.  The Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.  The Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Purchaser to be joined as an additional party in any proceeding for such purpose.  The Company has elected to provide the Purchaser and all of the Other Purchasers with the same terms and form of this Agreement for the convenience of the Company and not because it was required or requested to do so by the Purchaser or any Other Purchaser.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

PhotoMedex, Inc.
By:
Name:
Title:

(name of purchaser)

By:
Name:
Title:

Print or Type:

Name of Purchaser
(Individual or Institution):

Name of Individual representing
Purchaser (if an Institution):

Title of Individual representing
Purchaser (if an Institution):

Signature by:

Individual Purchaser or Individual representing Purchaser:

Address:

Telephone:

Telecopier:

Number of Shares of Common Stock Beneficially Owned by the Purchaser (see Section 6(a)(ix)):

SUMMARY INSTRUCTION SHEET FOR PURCHASER

(to be read in conjunction with the entire Securities Purchase Agreement which this follows)

A.        Complete the following items on the Securities Purchase Agreement (Please sign two originals):

1.        Signature Page:

(i)       Name of Purchaser (Individual or Institution)

(ii)      Name of Individual representing Purchaser (if an Institution)

(iii)     Title of Individual representing Purchaser (if an Institution)

(iv)      Signature of Individual Purchaser or Individual representing Purchaser

(v)       Number of Shares of Common Stock Beneficially Owned by the Purchaser (see Section 6(a)(ix))

2.        Appendix I - Stock Certificate Questionnaire:

Provide the information requested by the Stock Certificate Questionnaire.

3.        Appendix II – Accredited Investor Questionnaire:

Provide the information requested by the Accredited Investor Questionnaire.

4.        Return the properly completed and signed Securities Purchase Agreement including the properly completed Appendices I and II (initially by facsimile with hand copy by overnight delivery) to:

Davis Woodward
PhotoMedex, Inc.
147 Keystone Drive
Montgomeryville, PA 18936
Fax: 215-619-3209

B.       Instructions regarding the transfer of funds for the purchase of Shares will be sent by facsimile to the Purchaser by the Company at a later date.

Appendix I

STOCK CERTIFICATE QUESTIONNAIRE

Pursuant to the terms of the Agreement, please provide us with the following information:

1.	The exact name that your Shares are to be registered in
(this is the name that will appear on your stock
certificate(s)). You may use a nominee name if appropriate:

2.	The relationship between the Purchaser of the Shares
and the Registered Holder listed in response to item 1
above:

3.	The mailing address of the Registered Holder listed in
response to item 1 above:

4.	The Social Security Number or Tax Identification Number of
the Registered Holder listed in response to item 1 above:

Appendix II

ACCREDITED INVESTOR QUESTIONNAIRE

Reference is hereby made to that certain Securities Purchase Agreement, made and entered into as of October 22, 2009 (the “Agreement”), by and between PhotoMedex, Inc., a Delaware corporation (the “Company”), and the purchaser whose name and address is set forth on the signature page thereto (the “Purchaser”).  Terms used in this Accredited Investor Questionnaire but not defined herein shall have the meanings set forth in the Agreement.

Accredited Investor Status.  The undersigned Purchaser hereby certifies to the Company that, at the Closing, he/she/it qualifies as an “Accredited Investor” as defined by Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), because such Subscriber is one or more of the following types of persons or entities (check all that apply).

_____	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of such person’s purchase exceeds $1,000,000;

_____	a natural person who had an individual income in excess of $200,000 in 2008 and 2007 or joint income with that individual’s spouse in excess of $300,000 in each of those years and who reasonably expects to reach the same income level in 2009;

_____	a bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

_____	a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

_____	an insurance company as defined in Section 2(a)(13) of the Securities Act;

_____	an investment company registered under the Investment Company Act of 1940 (the “1940 Act”) or a business development company as defined in Section 2(a)(48) of the 1940 Act;

_____	a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

_____	any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

_____	any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser, or, if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

_____	a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

_____	an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares offered, with total assets in excess of $5,000,000;

_____	any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the investment contemplated by the Subscription Agreement;

_____	any director, executive officer, or general partner of the Corporation, or a director, executive officer, or general partner of a general partner of the Corporation; or

_____	an entity in which all of the equity owners are Accredited Investors (i.e., come within one of the above categories).

PURCHASER ______________________________

By:	__________________________________
Name: Title: